EXHIBIT 99.1

ACME Communications Announces Second Quarter 2007 Results

Revenues Decrease 4 Percent Year-Over-Year; Broadcast Cash Flow Decreases 40 Percent to $761,000

SANTA ANA, Calif., Aug. 14, 2007 (PRIME NEWSWIRE) -- ACME Communications, Inc. (Nasdaq:ACME) today announced financial results for the second quarter ended June 30, 2007.

ACME's net revenues from continuing operations, which exclude the results of our Decatur station which is subject to sale, decreased 4% to $8.3 million for the second quarter compared to net revenues of $8.7 million in the second quarter of 2006. The decrease in net revenues for the quarter reflects a 6% decline in station revenues on lower market revenues and station shares, partially offset by a 27% increase in net revenues at The Daily Buzz. Broadcast cash flow (as defined in Supplemental Table 1) for the quarter decreased 40% to $761,000 compared to broadcast cash flow of $1.3 million for the second quarter of 2006. Adjusted EBITDA (as defined in Supplemental Table 1 attached hereto) for the quarter was negative $196,000 compared to positive $380,000 in the second quarter of 2006. Our loss from discontinued operations for the second quarter of 2007 was $838,000 compared to income from discontinued operations of $4.5 million for the second quarter of 2006, which included the gain on the sale of our Salt Lake City station. Since the proceeds received or to be received from the sale of our discontinued operations exceeds all of our outstanding debt for the periods reported and our loan agreements require all sale proceeds to be used to repay outstanding debt, all interest expense for such periods has been allocated to and is included in the results of our discontinued operations. Our net loss for the second quarter of 2007 was $1.8 million compared to net income of $3.8 million for the second quarter of 2006.

In March 2007, we reacquired the 50% interest in The Daily Buzz, LLC that we did not own from our former venture partner. The first quarter 2007 results of our Daily Buzz operations were accounted for using the equity method. We reconsolidated the operating results of the Daily Buzz effective April 1, 2007. Accordingly, our first six months' consolidated results for 2007 only include revenue and operating costs for the venture for the second quarter. In the six month period ending June 30, 2006, the venture was deemed a variable interest entity and consolidated in our results of operations. Net revenues for continuing stations and The Daily Buzz operations for the six months ended June 30, 2007 were $15.6 million, down 7% as compared to $16.7 million in net revenues for the six months ended June 30, 2006. Net revenues at our stations in 2007 declined 5% for the six-month period and net revenues for the Daily Buzz, which included just the second quarter in 2007, were $624,000 compared to $931,000 for the six months ended June 30, 2006. Our broadcast cash flow for the six months ended June 30, 2007 was $1.4 million compared to broadcast cash flow of $1.9 million for the prior year six-month period -- a decrease of 28%. Adjusted EBITDA was negative $380,000 for the six months ended June 30, 2007 compared to positive $173,000 for the same period a year earlier. Net income for the six months ended June 30, 2007 was $22.4 million, which includes income from discontinued operations of $24.5 million. Our net income for the six months ended June 30, 2006 was $6,000, which included net income of $2.7 million from discontinued operations.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "We are disappointed that the non-political advertising revenues in our markets declined during the second quarter, as did our aggregate market share. We are, however, encouraged by current third and fourth quarter sales pacings and believe that both our market revenues and our shares are rebounding. While we ended the quarter at the upper end of our previously provided broadcast cash flow guidance, we remain focused on controlling costs and regaining earnings momentum at our continuing stations. We are continuing to closely monitor the progress of our Daily Buzz venture, and we are cautiously optimistic that the show is gaining sufficient advertiser support to achieve a break-even run rate in the fourth quarter. We also believe that the previously announced sale of our Decatur station, which is our only station not generating positive broadcast cash flow, is on track to close by the end of this year."

"We are also continuing to explore ways to monetize our station assets for our shareholders," Kellner continued. "In the Fall of 2005, we engaged The Blackstone Group to assist us in marketing our stations. They assisted us with the sale of our Ft. Myers station, which was completed in February of this year. Due to management changes at Blackstone, we mutually agreed to terminate their services in May and in June we engaged CobbCorp, LLC, a media brokerage firm, whom we hope will be better positioned to help us market our middle sized new-network affiliates. Assisted by CobbCorp, we will continue to seek to unlock the value of our station assets through a disciplined approach with the goal of yielding the maximum value of our station portfolio over the long-term."

Use of Broadcast Cash Flow, Adjusted EBITDA and Same Station Results

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. Station cash-based operating expenses, which use program payments in place of program amortization, exclude our Daily Buzz production costs and exclude non-cash operating expenses like depreciation and amortization, impairment of intangibles and equity-based compensation, are an important metric in determining our cash expense growth. Adjusted EBITDA is also used as a performance measure and often used to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility historically contained financial covenants relating to our adjusted EBITDA.

Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We consider operating loss to be the most comparable GAAP measure to broadcast cash flow and to adjusted EBITDA; therefore, the Company has included a reconciliation of operating loss to broadcast cash flow and adjusted EBITDA in Supplemental Table 1. A reconciliation of operating expenses to cash-based station operating expenses is included in Supplemental Table 2. Because broadcast cash flow, cash-based station operating expenses and adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow, cash-based station operating expenses and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Third Quarter 2007 Outlook

Based on current third quarter sales pacings, we expect third quarter 2007 net revenues at our continuing stations to increase 4-6% over our third quarter 2006 station net revenues of $7.6 million. We expect cash-based station expenses to be relatively unchanged from the prior year, resulting in broadcast cash flow in a range of $700,000 to $800,000 compared to broadcast cash flow of $576,000 for the third quarter of 2006.

Second Quarter Conference Call

Senior management of ACME will host a conference call to discuss our second quarter 2007 results on Tuesday, August 14th at 4:30 p.m. Eastern Time. To access the conference call, please dial 973-935-8510 ten minutes prior to the start time. A replay of the conference call will be available through Tuesday, August 21, 2007 by dialing 877-519-4471 (U.S.) or (973) 341-3080 (International), reservation code 8992664. In addition, we will provide a live webcast of the conference call on our website, located at http://www.acmecommunications.com. The webcast will also be archived on our website until August 28, 2007.

About ACME Communications

ACME Communications, Inc. owns and operates seven television stations serving markets covering 2.6% of the nation's television households. The Company's stations are: KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBXX-TV, Knoxville, TN; WBDT-TV, Dayton, OH; WIWB-TV, Green Bay-Appleton, WI; WBUI-TV, Champaign-Springfield-Decatur, IL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a MyNetworkTV affiliate, are affiliates of The CW Network. Our shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will", "expects", "intends" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the ratings growth or decline of our programming, including The CW Network and, to a lesser extent, MyNetworkTV, the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, the failure to complete the sale of our Decatur station to GoCom Media of Illinois, LLC (which is subject to FCC approval and other customary closing conditions), and the other risk factors set forth in the Company's 2006 Form 10-K/A filed with the Securities and Exchange Commission on April 10th, 2007. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

              ACME Communications, Inc. and Subsidiaries
                 Consolidated Statements of Operations
                              (Unaudited)

                 (In thousands, except per share data)

                              Three Months Ended     Six Months Ended
                                   June 30,              June 30,
                              ------------------    ------------------
                                2007       2006       2007       2006
                              -------    -------    -------    -------

 Net revenues                 $ 8,349    $ 8,707    $15,571    $16,664
                              -------    -------    -------    -------

 Operating expenses:
   Cost of service:
     Programming, including
      program amortization      3,203      3,346      5,481      6,765
     Other costs of service
      (excluding depreciation
      and amortization of
      $800 and $917 for the
      three months ended
      June 30, 2007 and
      2006, respectively,
      and $1,584 and $1,840
      for the six months
      ended June 30, 2007
      and 2006,
      respectively)             1,313      1,340      2,537      2,528
   Selling, general and
    administrative expenses     2,910      2,959      5,844      5,979
   Depreciation and
    amortization                  807        924      1,598      1,860
   Corporate expenses           1,049        920      1,886      1,801
                              -------    -------    -------    -------
       Operating expenses       9,282      9,489     17,346     18,933
                              -------    -------    -------    -------

       Operating loss            (933)      (782)    (1,775)    (2,269)

 Other income (expenses):
   Interest income                  6         28         34         33
   Gain on sale of assets          --         69         --         69
   Equity in losses of
    unconsolidated affiliates      --        (60)      (251)       (68)
                              -------    -------    -------    -------
 Loss from continuing
  operations before income
  taxes and minority interest    (927)      (745)    (1,992)    (2,235)
 Income tax expense               (43)      (258)       (79)      (898)
                              -------    -------    -------    -------
 Loss from continuing
  operations before
  minority interest              (970)    (1,003)    (2,071)    (3,133)
 Minority interest income          --        233         --        463
                              -------    -------    -------    -------
 Loss from continuing
  operations                     (970)      (770)    (2,071)    (2,670)
                              -------    -------    -------    -------
 Discontinued operations:
   Income (loss) from
    discontinued operations,
    before income taxes          (880)     4,628     24,723      2,873
   Income tax benefit
    (expense)                      42        (98)      (207)      (197)
                              -------    -------    -------    -------
     Income (loss) from
      discontinued
      operations                 (838)     4,530     24,516      2,676
                              -------    -------    -------    -------
       Net income (loss)      $(1,808)   $ 3,760    $22,445    $     6
                              =======    =======    =======    =======

 Net income (loss) per
  share, basic and diluted:
   Continuing operations      $ (0.06)   $ (0.05)   $ (0.13)   $ (0.17)
   Discontinued operations      (0.05)      0.28       1.53       0.17
                              -------    -------    -------    -------
     Net income (loss) per
      share                   $ (0.11)   $  0.23    $  1.40    $  0.00
                              =======    =======    =======    =======

 Weighted average basic and
  diluted common shares
  outstanding                  16,047     16,047     16,047     16,047
                              =======    =======    =======    =======

 Supplemental Table 1
 --------------------

               ACME Communications Inc. and Subsidiaries
        Reconciliation of Operating Loss to Broadcast Cash Flow
                         and Adjusted EBITDA
                              (Unaudited)
                            (In Thousands)

                              Three Months Ended     Six Months Ended
                                   June 30,              June 30,
                              ------------------    ------------------
                                2007       2006       2007       2006
                              -------    -------    -------    -------

 Operating loss               $  (933)   $  (782)   $(1,775)   $(2,269)

 Add:
   Stock-based compensation
    at stations                    38         37         75         82
   Depreciation and
    amortization                  807        924      1,598      1,860
   Amortization of program
    rights                      1,410      1,485      2,827      3,086
   Corporate expenses           1,049        920      1,886      1,801
   Minority interest
    related to The Daily
    Buzz, before depreciation      --        184         --        366
   Equity in losses of The
    Daily Buzz, before
    depreciation                   --         --       (161)        --
   Implied Contribution from
    former Daily Buzz
    venture partner              (150)        --       (150)        --
   Program payments            (1,460)    (1,508)    (2,928)    (3,030)
                              -------    -------    -------    -------
     Broadcast cash flow (1)      761      1,260      1,372      1,896
 Less:
   Corporate expenses           1,049        920      1,886      1,801
   Stock-based compensation
    at corporate                  (92)       (40)      (134)       (78)
                              -------    -------    -------    -------

     Adjusted EBITDA          $  (196)   $   380    $  (380)   $   173
                              =======    =======    =======    =======

 Broadcast cash flow
  margin (1)                      9.1%      14.5%       8.8%      11.4%
 Adjusted EBITDA margin (1)      -2.3%       4.4%      -2.4%       1.0%
                              =======    =======    =======    =======

 (1) We define:

 * Broadcast cash flow as operating income (loss), plus stock-based compensation, depreciation and amortization (including impairment of intangibles), LMA fees, amortization of program rights, impairment of broadcast licenses and corporate expenses, less program payments (excluding program payments related to
   construction permits);

 * Adjusted EBITDA as broadcast cash flow less corporate expenses, exclusive of stock-based compensation;

 * Broadcast cash flow margin is broadcast cash flow as a percentage of net revenues; and

 * Adjusted EBITDA margin is adjusted EBITDA as a percentage of net revenues.

 Supplemental Table 2
 --------------------

               ACME Communications Inc. and Subsidiaries
                Reconciliation of Operating Expenses to
                Cash-Based Station Operating Expenses
                              (Unaudited)
                            (In Thousands)

                              Three Months Ended     Six Months Ended
                                   June 30,              June 30,
                              ------------------    ------------------
                                2007       2006       2007       2006
                              -------    -------    -------    -------

 Operating expenses           $ 9,282    $ 9,489    $17,346    $18,933

 Add:
   Program payments             1,460      1,508      2,928      3,030

 Less:
   Depreciation                  (807)      (924)    (1,598)    (1,860)
   Corporate expense           (1,049)      (920)    (1,886)    (1,801)
   Barter program costs          (782)      (805)    (1,478)    (1,598)
   Program amortization        (1,410)    (1,485)    (2,827)    (3,086)
   Daily Buzz production
    costs                        (850)      (858)      (850)      (804)
   Stock-based compensation
    at stations                   (38)       (37)       (75)       (82)
                              -------    -------    -------    -------

     Total cash-based
      station operating
      expenses                $ 5,806    $ 5,968    $11,560    $12,732
                              =======    =======    =======    =======

 Supplemental Table 3
 --------------------

               ACME Communications Inc. and Subsidiaries
        Reconciliation of Net Revenues to Station Net Revenues
                              (Unaudited)
                            (In Thousands)

                              Three Months Ended     Six Months Ended
                                   June 30,              June 30,
                              ------------------    ------------------
                                2007       2006       2007       2006
                              -------    -------    -------    -------

 Net revenues                 $ 8,349    $ 8,707    $15,571    $16,664
 Less: Daily Buzz net
  revenues                       (624)      (491)      (624)      (931)
                              -------    -------    -------    -------
   Station net revenues       $ 7,725    $ 8,216    $14,947    $15,733
                              =======    =======    =======    =======

CONTACT:  ACME Communications, Inc.
          Tom Allen
          714/245-9499

          Brainerd Communicators, Inc.
          Chris Plunkett
          Dan Harris
          212/986-6667